UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 25, 2010

Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE, 5430 LBJ FREEWAY, DALLAS, TEXAS	75240
(Address of Principal Executive Offices)	(Zip Code)

(972) 934-9227

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported in its news release issued September 27, 2010, Kim R. Cocklin, 59, currently president and chief operating officer of Atmos Energy Corporation, has been appointed by the board of directors as president and chief executive officer of Atmos Energy Corporation, effective October 1, 2010. Robert W. Best, 63, currently chairman of the board and chief executive officer of the company, has been appointed to the newly-created position of executive chairman, also effective October 1, 2010. Mr. Cocklin has served as president and chief operating officer of the company since October 2008, after having served as senior vice president, regulated operations from October 2006 through September 2008. Prior to joining Atmos Energy as senior vice president in June 2006, Mr. Cocklin was formerly senior vice president, general counsel and chief compliance officer of Piedmont Natural Gas Company from February 2003 through May 2006.

Like all other Atmos Energy executive officers, Mr. Cocklin is an “at will” employee of the company and therefore does not have an employment agreement with the company. Beginning October 1, 2010, Mr. Cocklin’s annual salary will increase to $750,000 and he will continue to participate in all other applicable incentive, benefit, change in control and deferred compensation plans offered by the company. In addition, beginning October 1, 2010, Mr. Best’s annual salary will be reduced to $750,000 and he will also continue to participate in all other applicable incentive, benefit, change in control and deferred compensation plans offered by the company.

A copy of the news release issued on September 27, 2010 announcing these management changes is filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	News Release issued by Atmos Energy Corporation dated September 27, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

DATE: September 28, 2010	By:	/S/ LOUIS P. GREGORY
Louis P. Gregory
Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	News Release issued by Atmos Energy Corporation dated September 27, 2010

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